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                            PUT AND CALL AGREEMENT


     This PUT AND CALL AGREEMENT (this "Agreement") dated as of the 31st day of December, 1997, is entered into by and among TOUCH TONE AMERICA, INC. (the "Company") and INFINITY INVESTORS LIMITED ("Purchaser").

                                  WITNESSETH:

     WHEREAS, the Company and Purchaser have executed and delivered as of the date hereof that certain Option Agreement to which this Agreement is appended (the "Option Agreement").

     NOW THEREFORE, the parties hereto agree as follows:

     1. GENERAL. Capitalized terms not otherwise defined herein shall have the meaning defined in the Option Agreement.

     2.   PUT OPTION.

          (a) On December 31, 1999 (the "Put Date"), the Company shall have the right (the "Put Right") to require that the Purchaser repurchase all (but not less than all) of the Transferred UPC Securities then owned by the Company (the "Put Option") at a purchase price equal to the product of thirty percent (30%) multiplied by the aggregate Exchange Amount of all Transferred UPC Securities being repurchased on the Put Date (the "Put Price"). The Company shall be entitled to exercise the Put Right by delivering to the Purchaser a written notice specifying (i) the aggregate Transferred UPC Securities then owned by the Company and to be purchased under the Put Option, (ii) the aggregate Put Price, and (iii) the date, not earlier than ten (10) but not later than thirty (30) days after the Put Date, on which the Put Option shall be exercised (the "Put Exercise Date"). Notwithstanding the Put Price as stated above, if during the period commencing on the first anniversary of the Closing Date and ending on the date immediately preceding the Put Date (the "Testing Period"), the average Closing Bid Price of the Common Stock for each Trading Day during the Testing Period equals or exceeds $7.50 (as adjusted for any events specified in Paragraph VI C. of the Series B Certificate of Designation), then the Put Price shall be equal to one hundred percent (100%) of the Exchange Amount of the Transferred UPC Securities then owned by the Company and to be purchased by the Purchaser under the Put Option. Notwithstanding anything to the contrary herein, the Purchaser shall not be required to repurchase any Transferred UPC Securities if (x) there shall exist any Lien thereon, (y) the terms, rights, preferences and obligations of such Transferred UPC Securities have been amended, altered or modified in any manner after the date hereof, without the prior written consent of the Purchaser, which consent may be


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     withheld in the sole discretion of the Purchaser or (z) any Event of
     Default shall then exist under the Option Agreement.

          (b) Assuming the Company has properly exercised the Put Right and the Purchaser is required to repurchase the Transferred UPC Securities then owned by the Company pursuant to subsection (a) above, on the Put Exercise Date (i) the Company shall deliver to the Purchaser the Transferred UPC Securities, properly endorsed, subject to the Put Option, and (ii) the Purchaser shall deliver to the Company the applicable Put Price, at the sole and exclusive option of the Purchaser, either (x) in immediately available funds, (y) in exchange for the assignment to the Company of the Convertible Instruments issued under either the Option Agreement and/or the Securities Purchase Agreement dated the date of the Option Agreement and attached thereto (or a combination of such Convertible Instruments, as such terms are defined therein, as selected by the Purchaser) (collectively, the "Touch Tone Securities") or (z) in any combination of the items specified in (x) and (y) above; provided, that the Purchaser shall not be authorized to pay all or any portion of the Put Price in Touch Tone Securities if there shall exist any Lien thereon created by the Purchaser after the Closing Date.

     3.   CALL OPTION.

          (a) The Purchaser shall have the right, but not the obligation, commencing on the Put Date and continuing for a period of thirty (30) days thereafter, to purchase from the Company (the "Call Option") any or all of the Transferred UPC Securities then owned by the Company at a call price of one hundred and ten percent (110%) of the aggregate Exchange Amount of the Transferred UPC Securities then owned by the Company (the "Call Price"), by delivering to the Company a written notice from the Purchaser specifying (i) the Transferred UPC Securities to be purchased by the Purchaser, (ii) the Call Price, and (iii) the date, not earlier than ten
     (10) and not later than thirty (30) days, on which the Call Option shall be exercised (the "Call Exercise Date").

          (b) On the Call Exercise Date (i) the Company shall deliver to the Purchaser the Transferred UPC Securities, properly endorsed, subject to the Call Option and (ii) the Purchaser shall deliver to the Company, in immediately available funds, the applicable Call Price.

     4.   COMPANY NOTICE TO PURCHASER.

          (a) The Company shall, from time to time, notify the Purchaser of any sale, transfer or other disposition by the Company of any Transferred UPC Securities received by the Company in each Exchange.

          (b) The Transferred UPC Securities (other than the UPC Common Shares) shall bear a legend referring to this Agreement, and any assignee or transferee of the

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     Transferred UPC Securities (other than the UPC Common
     Shares) shall take such securities subject to the Call Option set forth in terms of this Agreement.

     5.   MISCELLANEOUS.

          (a) NO ASSIGNMENT OR TRANSFER. Neither this Agreement, nor the Put Option or the Call Option granted hereby, nor any other rights under this Agreement, shall be assignable or transferable, directly or indirectly; PROVIDED, the Purchaser may assign the Call Option to any Affiliate of any Purchaser.

          (b) NOTICES. All notices, requests and demands to or upon the parties hereto shall be in writing and shall be delivered by the method and at the address set forth in the Option Agreement. For purposes of this Agreement, the date of a "Notice Date" shall be the date a notice or other communication is deemed effective pursuant to Section 11.1 of the Option Agreement.

          (c) FURTHER ASSURANCES. The parties agree to do all things and to deliver all instruments and documents necessary to accomplish the purposes of this Agreement, and to provide to one another such information and assistance necessary to enable one another to do the same.

          (d) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Nevada.



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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       INFINITY INVESTORS LIMITED


                                       By: /s/ James A. Loughran
                                          --------------------------------
                                       Title:
                                            ------------------------------

                                    TOUCH TONE AMERICA, INC.


                                    By: /s/ Kerry Rogers
                                       -----------------------------------------
                                    Name: Kerry Rogers
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------


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